                                                                  EXHIBIT  10.13
                                                                  --------------

                              SEVERANCE AGREEMENT
                              -------------------

     THIS SEVERANCE AGREEMENT (Agreement) is entered into effective as of
                               ---------
November 20, 1998, by and between VARIAN ASSOCIATES, INC., a Delaware corporation (the Company), and Robert Lemos, an employee of the Company
                 -------
(Employee).
---------

     The Company's Board of Directors (the Board) has determined that it is in
                                           -----
the best interest of the Company and its stockholders for the Company to engage in a reorganization (the "Triple Spin") pursuant to which the Company will be
                          -----------
divided into three distinct entities with separate management (the "Post-Spin
                                                                    ---------
Companies").  The Board has further determined that the services of Employee
---------
will no longer be required after the consummation of the Triple Spin and believes that it is appropriate to reward the Employee for Employee's previous service to the Company and to provide Employee with an incentive to remain in the employ of the Company pending the successful completion of the Triple Spin.

     In view of the foregoing, the Company and Employee agree as follows:

     1.   RESIGNATION; OTHER TERMINATIONS.
          -------------------------------

          (a) Upon the consummation of the Triple Spin or upon such earlier date as mutually agreed by the parties (the "Termination Date"), Employee shall
                                             ----------------
resign as a director and/or officer of the Companies with respect to which Employee held such a position on such date, and will become an inactive employee of the Company (in which capacity Employee will not be expected to perform any regular work for the Company), and will remain an inactive employee for the period set forth in Section 3.(a)(iv), or upon conclusion of which Employee
shall, at Employee's election, either resign or retire from the Company.     In
addition, Employee shall resign as of the Termination Date as a member of each committee of the Companies on which he was then serving and as a director, officer, trustee or member of any third-party organization in which he was then serving as a delegate or representative of any of the Companies. For purposes of this Agreement, the term "Companies" shall include the Company and each of
                             ---------
its direct or indirect majority-owned subsidiaries.

          (b) It is anticipated that Employee will remain in the employ of the Company and continue to perform Employee's regular duties until the Termination Date. If prior to the Termination Date Employee voluntarily terminates employment for any reason or Employee's employment is terminated by the Company for Cause, or in the event of the death, Disability or Retirement of Employee prior to the Termination Date, this Agreement shall lapse upon such termination of employment and be of no further force or effect. If the Company terminates the employment of Employee prior to the Termination Date without Cause, Employee shall be

                                    1 of 11
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entitled to the payments and benefits provided herein and for purposes of determining such payments and benefits, the date of such termination shall be the Termination Date.

          (c) If the Company terminates Employee's employment for Cause, the Company shall pay Employee's Base Salary through the date of termination at the rate in effect at the time notice of termination is given, and the Company shall have no further obligations to Employee under this Agreement.

          (d) Any termination of employment by the Company or by Employee prior to the Termination Date as described in Section 1(b) or (c) (other than death) shall be communicated by written notice, specify the date of termination, state the specific basis for termination and set forth in reasonable detail the facts and circumstances of the termination in order to provide a basis for determining the entitlement to any payments under this Agreement.

          (e) If within thirty (30) days after notice of termination is given, the party to whom the notice was given notifies the other party that a Dispute exists, the parties will promptly pursue resolution of such Dispute with reasonable diligence; provided, however, that pending resolution of any such
                      --------  -------
Dispute, the Company shall pay 75% of any amounts which would otherwise be due Employee pursuant to Section 3 if such Dispute did not exist into escrow pending resolution of such Dispute and pay 25% of such amounts to Employee. Employee agrees to return to the Company any such amounts to which it is ultimately determined that he is not entitled.

     2.   DEFINITIONS.
          -----------

          For purposes of this Agreement:

               Base Salary shall mean the annual base salary paid to Employee
               -----------
immediately prior to the Termination Date, provided that such amount shall in no event be less than the annual base salary paid to Employee during the one (1) year period immediately prior to the Termination Date.

               Cause shall mean:
               -----

               (i) The continued willful failure of Employee to perform Employee's duties to the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Employee by the Board or a committee thereof; or

                                    2 of 11
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               (ii)   The willful commission by Employee of a wrongful act that
caused or was reasonably likely to cause substantial damage to the Company, or an act of fraud in the performance of Employee's duties on behalf of the Company; or

               (iii) The conviction of Employee for commission of a felony in connection with the performance of Employee's duties on behalf of the Company; or

               (iv) The order of a federal or state regulatory authority having jurisdiction over the Company or its operations or by a court of competent jurisdiction requiring the termination of Employee's employment by the Company.

               Disability shall mean Employee's incapacity due to physical or
               ----------
mental illness such that Employee shall have become qualified to receive benefits under the Company's long-term disability plan as in effect on the Termination Date.

               Dispute shall mean a disagreement between Employee and the
               -------
Company regarding the existence of Disability or Cause.

               Retirement shall mean Employee's actual retirement after reaching
               ----------
the normal or early retirement date provided for in the Company's Retirement and Profit-Sharing Program as in effect on the date of Employee's termination of employment.

               Severance Period shall mean the whole and partial number of years
               ----------------
determined by multiplying (i) the Severance Factor by (ii) one (1) year.

          3.   PAYMENTS AND BENEFITS UPON RESIGNATION.
               --------------------------------------

          (a) Upon the resignation or Retirement of Employee on the Termination Date in accordance with Section 1(a) and Employee's satisfaction of the Release Delivery Requirement, Employee shall be entitled to the following payments and benefits:

               (i) The Company shall pay to Employee as compensation for services rendered, no later than five (5) business days following Employee's satisfaction of the Release Delivery Requirement, a lump sum severance payment (the "Cash Severance") equal to 2.50 (the "Severance
                             ---------------                      ---------
     Factor") multiplied by the sum of (A) Employee's Base Salary and (B) the
     ------
     highest annual bonus paid to Employee in any of the three years ending prior to the Termination Date under the Company's Management Incentive Plan
     (MIP).

               (ii) The Company shall pay to Employee as compensation for services rendered, no later than five (5) business days following the date of termination, a lump

                                    3 of 11
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     sum payment equal to a pro rata portion (based on the number of days elapsed during the year in which the "Termination Date" occurs) of Employee's target bonus under the Company's Management Incentive Plan (MIP) for the year in which the "Termination Date" occurs.

               (iii) All waiting periods for the exercise of any stock options granted to Employee and all conditions or restrictions of any restricted stock granted to Employee shall terminate, and all such options shall be exercisable in full according to their terms, and the restricted stock shall be transferred to Employee as soon as reasonably practicable thereafter. In the event that Employee's combined age and service with the Company as of the Termination Date satisfy the definition of "Retirement", the resignations described in Section 1 hereof shall constitute "retirement" for purposes of the Company's Omnibus Stock Plan.

               (iv) Employee's participation as of the Termination Date in the life, medical/dental/vision and disability insurance plans and financial/tax counseling plan of the Company shall be continued on the same terms (including any cost sharing) as if Employee were an employee of the Company (or equivalent benefits provided) until the earlier of Employee's commencement of substantially equivalent full-time employment with a new employer or twenty-four (24) months after the Termination Date; provided,
                                                                     --------
     however, that after the Termination Date, Employee shall no longer be
     -------
     entitled to receive Company-paid executive physicals or, upon expiration of the applicable memberships, Company-paid airline memberships. In the event Employee shall die before the expiration of the period during which the Company is required to continue Employee's participation in such insurance plans, the participation of Employee's surviving spouse and family in the Company's insurance plans shall continue throughout such period.

               (v) Employee may elect upon the "Termination Date" to purchase any automobile then in the possession of Employee and subject to a lease of which the Company is the lessor by payment to the Company of the residual value set forth in the lease, without any increase for remaining lease payments during the term or other lease breakage costs. Employee may elect to have any such payment deducted from any payments due Employee hereunder.

               (vi) Each of Employee's outstanding awards under the Long Term Incentive feature of the Company's Omnibus Stock Plan (the LTIP) shall, within
                                                           ----
five (5) days of Employee's satisfaction of the Release Delivery Requirement, be settled as follows:

               (A) for the 1997 to 1998 and the 1998 to 2000 LTIP cycles, an amount equal to each such award's target payout shall be paid; and

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               (B)  for the 1999 to 2001 LTIP cycle, an amount equal to a pro rata portion (based on the number of days elapsed during such award cycle as of the "Termination Date") of such award's target payout shall be paid.

All LTIP awards settled on an accelerated basis shall not be discounted to take into account such early settlement

 .

               (vii) All payments and benefits provided under this Agreement shall be subject to applicable tax withholding.

          (b) Following Employee's termination of employment for any reason, the Company shall have the unconditional right to reduce any payments owed to Employee hereunder by the amount of any due and unpaid principal and interest on any loans by the Company to Employee and Employee hereby agrees and consents to such right on the part of the Company.

          (c) Any amount of Cash Severance paid to Employee pursuant to Section 3(a)(i) shall be offset proportionately by any amount of Related Income (defined below) received by Employee during the Severance Period and Employee shall be obligated to repay any such Related Income to Company on an after-tax basis as soon as practicable after Employee's receipt thereof. Related Income means any
                                                       --------------
salary and/or bonus paid to Employee by a Post-Spin Company for services performed in Employee's capacity as an employee, but shall not include (i) any fees earned by Employee in connection with Employee's service as a non-employee officer or member of the board of directors of or a consultant to a Post-Spin Company or (ii) any amount of salary and/or bonus in excess of the product of
(A) the Cash Severance and (B) a fraction, the numerator of which is the number of whole and partial years over which such salary and/or bonus was earned and the denominator of which is Employee's Severance Factor.

          For example, assume Employee's Severance Factor is 2.50 and Employee's Cash Severance paid under Section 3(a)(i) is $500,000. Assume further that (i) Employee obtains employment with a Post-Spin Company as of the second anniversary of his termination of employment hereunder and works for at least six months thereafter and (ii) the Post-Spin Company pays Employee $125,000 in salary and bonus for services rendered as an employee during such six-month period. Employee would be obligated to pay to the Company $100,000 (on an after-tax basis) and would be permitted to retain the excess $25,000. The Related Income ($100,000) is calculated by multiplying the Cash Severance ($500,000) by the fraction described above (.5/2.5). The excess ($25,000) is not included in Related Income and may be retained by Employee.

                                    5 of 11
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          4.   RELEASE.
               -------

               In recognition of the consideration recited above, Employee hereby agrees to execute a release effective as of the Termination Date in favor of the Company in substantially the form attached hereto as Exhibit A and Employee acknowledges that no payments are required to be made by the Company hereunder until Employee satisfies the Release Delivery Requirement. For purposes of this Agreement, "Release Delivery Requirement" shall mean (i) the
                             ----------------------------
delivery of the release on the Termination Date in substantially the form attached hereto as Exhibit A and (ii) the expiration of the seven-day period commencing on the date of such delivery without the Executive having revoked the release.

          5.   GENERAL.
               -------

          (a) Employee shall retain in confidence under the conditions of the Company's confidentiality agreement with Employee any proprietary or other confidential information known to him concerning the Company and its business so long as such information is not publicly disclosed and disclosure is not required by an order of any governmental body or court. If required, Employee shall return to the Company any memoranda, documents or other materials proprietary to the Company.

          (b) While employed by the Company and following the termination of such employment (other than a termination of employment by the Company other than for Cause) for a period of two (2) years, Employee shall not, whether for Employee's own account or for the account of any other individual, partnership, firm, corporation or other business organization, intentionally solicit, endeavor to entice away from the Company, any Post-Spin Company or a subsidiary of any of them (each, a Protected Party), or otherwise interfere with the
                        ---------------
relationship of a Protected Party with, any person who is employed by a Protected Party or any person or entity who is, or was within the then most recent twelve (12) month period, a customer or client of a Protected Party.

          Employee acknowledges that a breach of the covenant contained in this
Section 5(b) may result in material irreparable injury to the Company for which there may be no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company may be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Section 5(b) or such other relief as may be required to specifically enforce any of the covenants in this Section 5(b). Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court
                      -- --------
in the State of California, County of Santa Clara, for that purpose.  This
Section 5(b) shall survive any termination of this Agreement.

                                    6 of 11
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          (c)  If litigation is brought by Employee to enforce or interpret any provision contained in this Agreement, the Company shall indemnify Employee for Employee's reasonable attorneys fees and disbursements incurred in such litigation and pay prejudgment interest on any money judgment obtained by Employee calculated at the prime rate of interest in effect from time to time at the Bank of America, San Francisco, from the date that payment should have been made under the Agreement, provided that Employee shall not have been found by the court in which such litigation is pending to have had no cause in bringing the action, or to have acted in bad faith, which finding must be final with the time to appeal therefrom having expired and no appeal having been taken.

          (d) Except as provided in Section 3, the Company's obligation to pay to Employee the compensation and to make the arrangements provided in this Agreement shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against Employee or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.

          (e) This Agreement shall inure to the benefit of and be enforceable by (i) Employee's heirs, successors and assigns and (ii) the Post-Spin Companies. If Employee should die while any amounts would still be payable to Employee hereunder if Employee had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Employee's heirs, successors and assigns.

          (f) For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:


          If to Employee:                    If to the Company:
          Robert Lemos
          4145 Creekwood Court                       Varian Associates, Inc.
          Pleasanton, CA 94588                       3100 Hansen Way
                                                     Palo Alto, CA 94303-1000
                                                     Attn: Vice President, Human
                                                              Resources

or to such other address as either party furnishes to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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          (g)  This Agreement shall constitute the entire agreement between
Employee and the Company concerning the subject matter of this Agreement.

          (h) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without giving effect to the provisions, principles or policies thereof relating to choice or conflict of laws. The invalidity or unenforceability of any provision of this Agreement in any circumstance shall not affect the validity or enforceability of such provision in any other circumstance or the validity or enforceability of any other provision of this Agreement, and, except to the extent such provision is invalid or unenforceable, this Agreement shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Section 5(h) shall survive any termination of this Agreement.

          (i) No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties acknowledge that they have read and understand the terms of this Agreement and have executed this Agreement to be effective as of November 1, 1998.



     VARIAN ASSOCIATES, INC.                           EMPLOYEE

            /s/ Ernie Felago                          /s/ Robert Lemos
---------------------------------               --------------------------------
Name:  Ernie Felago                             Robert Lemos
Title:    Vice-President, Human Resources

                                    8 of 11
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                                   EXHIBIT A
                                   ---------


                                    RELEASE
                                    -------

          RELEASE, dated as of the Termination Date (as defined in the Severance Agreement), by Robert Lemos (Employee) in favor of Varian Associates, Inc., a
                             --------
Delaware corporation (the Company).
                          -------

          WHEREAS, the Company and Employee entered into the Severance Agreement dated as of November 20, 1998 (the Severance Agreement);
                                   -------------------

          WHEREAS, pursuant to the terms of the Severance Agreement, Employees employment is scheduled to terminate upon the Termination Date, at which time Employee shall become an inactive employee entitled to the benefits provided therein, subject to Employees execution and delivery of this Release and the expiration of the seven-day revocation period provided herein without Employee having revoked this Release.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and consideration set forth in the Severance Agreement, Employee agrees as follows:

          1.  Release of Claims and Consultation with Attorneys.  In recognition
              -------------------------------------------------
of the consideration recited in the Severance Agreement, Employee hereby releases and discharges the Company and its present, former and future partners, affiliates, direct and indirect parents, subsidiaries, successors, directors, officers, employees, agents, attorneys, heirs and assigns (the "Released
                                                                --------
Parties"), from any and all claims, actions and causes of action that Employee
-------
may have or in the future may possess with respect to the Released Parties, including without limitation, claims, actions and causes of action arising out of Employees employment relationship with the Company, or the termination of such employment, and including without limitation any claims arising under Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Unruh Civil Rights Act, the California Equal Pay Law, any contract or agreement, or any federal, state or local law, whether such claim arises under statute or common law and whether or not Employee is presently aware of the existence of such claim, damage, action and cause of action, suit or demand. Employee also forever releases, discharges and waives any right Employee may have to recover in any proceeding brought by any federal, state or local agency against the Released Parties to enforce any laws. Employee agrees that the value received as described in the Severance Agreement shall be in full satisfaction of any and all claims, actions or causes of

                                    9 of 11
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action for payment or other benefits of any kind that Employee may have against the Released Parties, other than any claims Employee may have with regard to vested benefits under any of the Company's employee benefit plans.

          2.   ADEA Release.  In further recognition of the consideration
               ------------
recited in the Severance Agreement, Employee hereby releases and discharges the Released Parties from any and all claims, actions and causes of action that Employee may have against the Released Parties arising under the federal Age Discrimination in Employment Act of 1967, as amended (ADEA), and the applicable
                                                      ----
rules and regulations promulgated thereunder. If Employee fails to revoke this Release during the applicable seven-day revocation period described below, this Release shall become effective and binding upon the parties hereto.

          3.   Representations.  By executing this Release, Employee represents
               ---------------
               that:

          (a) Employee has been given the opportunity to consult with the attorney(s) of Employees choice;

          (b) Employee has been given a period of at least 21 days within which to consider the terms and provisions of the Severance Agreement and this Release;

          (c) Employee is aware that for a period of seven days following Employee's execution of this Release, Employee has the option to revoke this Release by providing notice to the Company in accordance with the terms set forth below;

          (d) Employee has knowingly and voluntarily accepted the terms of the Severance Agreement and this Release; and.

          (e) Employee has read and expressly waives any rights Employee may have under Section 1542 of the California Civil Code, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                                   10 of 11
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          4.   General.
               --------

          (a) For the purposes of this Release, notices and all other communications provided for in this Release shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:


If to Employee:                         If to the Company:

          Robert Lemos                               Varian Associates, Inc.
          4145 Creekwood Court                       3100 Hansen Way
          Pleasanton, CA 94588                       Palo Alto, CA 94303-1000
                                                     Attn: Vice President, Human
                                                                Resources

          (b) This Release shall inure to the benefit of and be enforceable by the Post-Spin Companies.

          (c) This Release shall be governed by the laws of the State of California without giving effect to the provisions, principles or policies thereof relating to choice or conflict of laws.


           VARIAN ASSOCIATES, INC.                               EMPLOYEE

              /s/ Ernie Felago                     /s/ Robert Lemos
------------------------------------         -----------------------------------
Name:  Ernie Felago                          Robert Lemos
Title:    Vice-President, Human Resources

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